EXHIBIT 99(A)(4)
                           OFFER TO PURCHASE FOR CASH
                     ANY AND ALL OUTSTANDING COMMON SHARES
                                       OF
                                GUCCI GROUP N.V.
                                       AT
                              $85.52 NET PER SHARE
                                       BY
                         PINAULT-PRINTEMPS-REDOUTE S.A.

                                                                   April 1, 2004

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

      We have been appointed by Pinault-Printemps-Redoute S.A., a Societe Anonyme with a management board and supervisory board and organized under the laws of the Republic of France (the "Purchaser"), to act as U.S. Dealer Manager in connection with its offer to purchase any and all of the outstanding Common Shares, nominal value EUR 1.02 per share (the "Shares"), of Gucci Group N.V., a Naamloze Vennootschap organized under the laws of The Netherlands ("Gucci"), at a price of $85.52 per Share net to the seller in cash in U.S. dollars, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated April 1, 2004 and the related Letter of Transmittal (which together constitute the "Offer"). This letter relates ONLY to Shares listed on the New York Stock Exchange, Inc. ("U.S. Shares"). See Instruction 1 to the Letter of Transmittal.

      For your information and for forwarding to your clients for whom you hold U.S. Shares registered in your name or in the name of your nominee, we are enclosing the following documents:


1.  Offer to Purchase dated April 1, 2004;

2. Letter of Transmittal for your use and for the information of your clients, together with GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 providing information relating to backup federal income tax withholding;

3. Notice of Guaranteed Delivery to be used to accept the Offer if the U.S. Shares and all other required documents cannot be delivered to The Bank of New York, the depositary for the U.S. Shares (the "U.S. Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase);

4. A form of letter which may be sent to your clients for whose accounts you hold U.S. Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

5.  Return envelope addressed to The Bank of New York, the U.S. Depositary.


WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

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




      THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, 3:00 P.M., CENTRAL EUROPEAN TIME, ON THURSDAY, APRIL 29, 2004, UNLESS THE OFFER IS EXTENDED IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE OFFER TO PURCHASE.

      In all cases, payment for U.S. Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the U.S. Depositary of (1) certificates representing the U.S. Shares tendered or timely confirmation of a book-entry transfer of such U.S. Shares into the U.S. Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures for U.S. Shares set forth under "The Offer -- Procedure for Tendering Shares" in the Offer to Purchase, (2) a properly completed and duly executed Letter of Transmittal with any required signature guarantees, or in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and (3) any other documents required by the Letter of Transmittal.

      The Offer is being made to holders of Shares that the Purchaser does not already beneficially own (the "Public Shareholders") pursuant to the terms of the Settlement and Stock Purchase Agreement, dated as of September 9, 2001, among the Purchaser, Gucci and LVMH Moet Hennessy-Louis Vuitton S.A., and the Amended and Restated Strategic Investment Agreement, dated as of September 9, 2001, among Gucci, the Purchaser and a subsidiary of the Purchaser. The Purchaser currently owns approximately 66.83% of the outstanding Shares of Gucci.

      Following the recommendation of the members of Gucci's Supervisory Board who are unaffiliated with the Purchaser, the Supervisory Board of Gucci and the Management Board of Gucci have determined that the Offer is fair to the Public Shareholders and recommend that the Public Shareholders accept the Offer and tender their Shares. The members of Gucci's Supervisory Board who are affiliated with the Purchaser recused themselves from voting on the matter in light of their positions. All of the members of Gucci's Supervisory Board who are unaffiliated with the Purchaser who were present at the meeting, and all of the members of Gucci's Management Board, voted in favor of this determination and recommendation.

      If a shareholder desires to tender U.S. Shares pursuant to the Offer and such shareholder's U.S. Share Certificates are not immediately available or such shareholder cannot deliver the U.S. Share Certificates and all other required documents to the U.S. Depositary prior to the Expiration Date (as defined in the Offer to Purchase), or such shareholder cannot complete the procedure for delivery by book-entry transfer on a timely basis, such U.S. Shares may nevertheless be tendered by following the guaranteed delivery procedure for U.S. Shares set forth under "The Offer -- Procedure for Tendering Shares" in the Offer to Purchase.

      The Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the U.S. Dealer Manager, the Information Agents, the U.S. Depositary or the depositary with respect to the non-U.S. Shares as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. The Purchaser will pay all stock transfer taxes applicable to its purchase of U.S. Shares pursuant to the Offer, subject to Instruction 7 of the Letter of Transmittal.

      In order to accept the Offer, a properly completed and duly executed Letter of Transmittal with any required signature guarantees, or in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) and any other required documents should be sent to the U.S. Depositary by 9:00 a.m., New York City time, 3:00 p.m., Central European Time, on Thursday, April 29, 2004, unless the Offer is extended in the limited circumstances described in the Offer to Purchase.

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




      If you have questions with respect to the Offer or need additional copies of the enclosed materials, you can call the Information Agents or the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.


                                Very truly yours,

                                J.P. MORGAN SECURITIES INC.

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF PINAULT-PRINTEMPS-REDOUTE S.A., THE U.S. DEALER MANAGER, THE INFORMATION AGENTS, THE U.S. DEPOSITARY OR THE DEPOSITARY WITH RESPECT TO THE NON-U.S. SHARES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                           OFFER TO PURCHASE FOR CASH
                      ANY AND ALL OUTSTANDING COMMON SHARES
                                       OF
                                GUCCI GROUP N.V.
                                       AT
                              $85.52 NET PER SHARE
                                       BY
                         PINAULT-PRINTEMPS-REDOUTE S.A.

                                                                   April 1, 2004

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

         We have been appointed by Pinault-Printemps-Redoute S.A., a Societe Anonyme with a management board and supervisory board and organized under the laws of the Republic of France (the "Purchaser"), to act as Information Agents in connection with its offer to purchase any and all of the outstanding Common Shares, nominal value EUR 1.02 per share (the "Shares"), of Gucci Group N.V., a Naamloze Vennootschap organized under the laws of The Netherlands ("Gucci"), at a price of $85.52 per Share net to the seller in cash in U.S. dollars, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated April 1, 2004 and the related Letter of Transmittal (which together constitute the "Offer"). This letter relates ONLY to Shares listed on the New York Stock Exchange, Inc. ("U.S. Shares"). See Instruction 1 to the Letter of Transmittal.

         For your information and for forwarding to your clients for whom you hold U.S. Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1. Offer to Purchase dated April 1, 2004;

2. Letter of Transmittal for your use and for the information of your clients, together with GUIDELINES FOR CERTIFICATION OF
   TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 providing information relating to backup federal income tax withholding;

3. Notice of Guaranteed Delivery to be used to accept the Offer if the U.S. Shares and all other required documents cannot be delivered to The Bank of New York, the depositary for the U.S. Shares (the "U.S. Depositary"), prior to the Expiration Date
  (as defined in the Offer to Purchase);

4. A form of letter which may be sent to your clients for whose accounts you hold U.S. Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

5. Return envelope addressed to The Bank of New York, the U.S.
   Depositary.

         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, 3:00 P.M., CENTRAL EUROPEAN TIME, ON THURSDAY, APRIL 29, 2004, UNLESS THE OFFER IS EXTENDED IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE OFFER TO PURCHASE.

         In all cases, payment for U.S. Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the U.S. Depositary of (1) certificates representing the U.S. Shares tendered or timely confirmation of a book-entry transfer of such U.S. Shares into the U.S. Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures for U.S. Shares set forth under "The Offer -- Procedure for Tendering Shares" in the Offer to Purchase, (2) a properly completed and duly executed Letter of Transmittal with any required signature guarantees, or in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and (3) any other documents required by the Letter of Transmittal.

         The Offer is being made to holders of Shares that the Purchaser does not already beneficially own (the "Public Shareholders") pursuant to the terms of the Settlement and Stock Purchase Agreement, dated as of September 9, 2001, among the Purchaser, Gucci and LVMH Moet Hennessy-Louis Vuitton S.A., and the Amended and Restated Strategic Investment Agreement, dated as of September 9, 2001, among Gucci, the Purchaser and a subsidiary of the Purchaser. The Purchaser currently owns approximately 66.83% of the outstanding Shares of Gucci.

         Following the recommendation of the members of Gucci's Supervisory Board who are unaffiliated with the Purchaser, the Supervisory Board of Gucci and the Management Board of Gucci have determined that the Offer is fair to the Public Shareholders and recommend that the Public Shareholders accept the Offer and tender their Shares. The members of Gucci's Supervisory Board who are affiliated with the Purchaser recused themselves from voting on the matter in light of their positions. All of the members of Gucci's Supervisory Board who are unaffiliated with the Purchaser who were present at the meeting, and all of the members of Gucci's Management Board, voted in favor of this determination and recommendation.

         If a shareholder desires to tender U.S. Shares pursuant to the Offer and such shareholder's U.S. Share Certificates are not immediately available or such shareholder cannot deliver the U.S. Share Certificates and all other required documents to the U.S. Depositary prior to the Expiration Date (as defined in the Offer to Purchase), or such shareholder cannot complete the procedure for delivery by book-entry transfer on a timely basis, such U.S. Shares may nevertheless be tendered by following the guaranteed delivery procedure for U.S. Shares set forth under "The Offer -- Procedure for Tendering Shares" in the Offer to Purchase.

         The Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the U.S. Dealer Manager, the Information Agents, the U.S. Depositary or the depositary with respect to the non-U.S. Shares as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by then in forwarding materials to their customers. The Purchaser will pay all stock transfer taxes applicable to its purchase of U.S. Shares pursuant to the Offer, subject to Instruction 7 of the Letter of Transmittal.

         In order to accept the Offer, a properly completed and duly executed Letter of Transmittal with any required signature guarantees, or in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) and any other required documents should be sent to the U.S. Depositary by 9:00 a.m., New York City time, 3:00 p.m., Central European Time, on Thursday, April 29, 2004, unless the Offer is extended in the limited circumstances described in the Offer to Purchase.

         If you have questions with respect to the Offer or need additional copies of the enclosed materials, you can contact either of the Information Agents at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                VERY TRULY YOURS,


                                MACKENZIE PARTNERS, INC.


                                INNISFREE M&A INCORPORATED


         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF PINAULT-PRINTEMPS-REDOUTE S.A., THE U.S. DEALER MANAGER, THE INFORMATION AGENTS, THE U.S. DEPOSITARY OR THE DEPOSITARY WITH RESPECT TO THE NON-U.S. SHARES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.


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